UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

HARTFORD CREATIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54439	51-0675116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8832 Glendon Way, Rosemead, California	91770
(Address of principal executive offices)	(Zip Code)

626-321-1915

Registrant’s telephone number, including area code

HARTFORD GREAT HEALTH CORP.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 par value	HFUS	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Jurong Guo and Ms. Yiqian Shen to the Board

On October 7, 2024, the holders of a majority of the outstanding shares of Common Stock of the Company, by written consent, elected each of Jurong Guo and Yiqian Shen (each, an “Incoming Director,” and together, the “Incoming Directors”) to the Board, effective immediately. The Board determined that Mr. Guo and Ms. Shen are “independent” directors pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules.

Mr. Guo, age 61, is a seasoned academic and business executive with a distinguished career. As the Dean of the United Business School (UBI) China and Chairman of the Advisory Committee at Detong Capital, he brings a wealth of experience to his leadership roles. His expertise extends to serving as an Independent Director on multiple publicly listed companies. Prior to his current positions, Mr. Guo has served as the Assistant Dean of Antai College of Economics and Management, Shanghai Jiao Tong University, and the Director of EMBA Program, the Executive Dean of China Enterprise Development Research Institute, the Secretary General of the Academic Committee of the Research Institute of the Ministry of Commerce of the People’s Republic of China, the Professor and President of Qingdao Institute of Technology and the Founding President of Shanghai Medical University.

Ms. Shen, age 67, is a financial executive with over four decades of experience, holds a degree in accounting from Shanghai University of Finance and Economics.. Throughout her career, Ms. Shen has held key financial leadership positions at leading companies in various industries. Her expertise includes serving as a Financial Director at Shanghai Jingyuan Real Estate Development Co., Ltd., Beijing Aodewei (Shanghai) Consulting Co., Ltd., and Shanghai Sirui Construction Technology Co., Ltd. Prior to these roles, she held positions in accounting and finance at Shanghai No. 19 Cotton Textile Factory and Watanabe Group (Shanghai) International Business Co., Ltd. Ms. Shen’s early career in logistics management at the Shanghai Haifeng Farm Brigade provided her with a solid foundation in operations and management.

There are no arrangements or understandings pursuant to which the Incoming Directors were selected as directors of the Company and there are no familial relationships between the Incoming Directors and the other directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, the Company and the Incoming Directors have not participated in any transactions, and there are currently no proposed transactions in which the Company or the Incoming Directors, or any person who as a result of the Incoming Director’s would be a related person for the purposes of Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, had or will have a direct or material interest.

The Company will compensate each of the Incoming Directors for their service as non-employee directors consistent with the compensation to be provided to other non-employee directors.

Both Mr. Jurong Guo and Ms. Yiqian Shen are expected to serve on the Compensation Committee and Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD CREATIVE GROUP, INC.

Dated: October 8, 2024	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Executive Officer